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                                                                    EXHIBIT 99.1
                        PLUM CREEK TIMBER COMPANY, INC.

YOUR VOTE IS IMPORTANT. Please take a moment now to vote your shares of Plum Creek Timber Company, Inc. for the upcoming Special Meeting of Stockholders.

                    YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. VOTE BY TELEPHONE: This method of voting is available for residents of the U.S. and Canada. On a touch-tone telephone, call TOLL FREE 1-866-849-8133, 24 hours a day, 7 days a week. You will be asked to enter the Control Number below followed by the pound sign (#). Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, respond to the few simple prompts.

                                      OR

2. VOTE BY INTERNET: Visit the Internet voting Website at
   HTTP://WWW.PROXYVOTENOW.COM/PCL and respond to a few simple prompts after entering the Control Number below.
                       ---------------------------------
                            YOUR CONTROL NUMBER IS:

                        FOR TELEPHONE OR INTERNET VOTING
                       ---------------------------------
- Your Telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

- You may vote by Telephone or Internet anytime until 5:00 p.m. Eastern time, August 14, 2001.
                                      OR

3. VOTE BY MAIL: If you do not have access to a touch-tone telephone or to the Internet, complete and return the proxy card below in the envelope provided.

-  Do not return your Proxy Card if you are voting by Telephone or Internet.

                      TO VOTE BY MAIL, PLEASE DETACH HERE
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/X/ Please mark your vote
    as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, FOR THE ASSET TRANSFER AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF PLUM CREEK TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS.

1. Approval of the merger agreement and the transactions contemplated by the merger agreement.

                      / / For     / / Against     / / Abstain

2. Approval of the transfer by Plum Creek of all or substantially all of the property and assets, including goodwill and corporate franchises, acquired in the mergers to one or more of Plum Creek's subsidiaries, including Plum Creek Timberlands, L.P., its operating partnership.

                      / / For     / / Against     / / Abstain

3. Approval of an amendment to the certificate of incorporation of Plum Creek to eliminate the classification of the board of directors.

                      / / For     / / Against     / / Abstain

4. If any other business should properly come before the special meeting, the persons named in the proxy card will be entitled to vote in their discretion on such matter.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Dated:                                , 2001
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Signatures(s)

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Signatures(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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                       PLUM CREEK TIMBER COMPANY, INC.
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON AUGUST 15, 2001

                                     PROXY

The undersigned acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus for the Special Meeting of Stockholders of Plum Creek Timber Company, Inc. to be held on August 15, 2001, and hereby appoints Rick R. Holly, William R. Brown and James A. Kraft, or any one of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in Plum Creek Timber Company, Inc. at the Special Meeting, and at any adjournment thereof, for the purpose of acting upon the proposals referred to below, and of acting in their discretion upon such other matters as may properly come before the meeting.

Approval of Agreement and Plan of Merger dated as of July 18, 2000, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of June 12, 2001, each among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and six wholly owned subsidiaries of Georgia-Pacific Corporation, and the transactions contemplated by the merger agreement.

Approval of the transfer by Plum Creek of all or substantially all of the property and assets, including goodwill and corporate franchises, acquired in the mergers to one or more of Plum Creek's subsidiaries, including Plum Creek Timberlands, L.P., its operating partnership.

Approval of an amendment to the certificate of incorporation of Plum Creek to eliminate the classification of Plum Creek's board of directors.

You are encouraged to specify your choice by marking the appropriate boxes on reverse side.

The persons named herein cannot vote your shares unless you sign and return this card or vote by telephone or the internet.

This proxy is solicited by the board of directors. When properly executed, it will be voted in the manner directed. If no direction is given, this proxy will be voted FOR the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, FOR the asset transfer and FOR the proposal to amend the certificate of incorporation to eliminate the classification of Plum Creek's board of directors.

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                                                            SEE REVERSE SIDE
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